Exhibit 99.(h)(xi)

SALES INCENTIVE FEE AGREEMENT

D.A. Davidson & Co.

[•]

SALES INCENTIVE FEE AGREEMENT (the “Agreement”), dated as of July [•], 2014, between D.A. Davidson & Co. (“Davidson”) and Tekla Capital Management LLC (the “Investment Adviser”).

WHEREAS, Tekla Healthcare Opportunities Fund (the “Fund”) is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and the Investment Adviser have entered into an underwriting agreement (the “Underwriting Agreement”), dated July [•], 2014 with each of the underwriters named in Exhibit A thereto (the “Underwriters”), with respect to the issue and sale of the Fund’s Common Shares (the “Offering”), as described therein;

WHEREAS, the Investment Adviser is the investment adviser of the Fund;

WHEREAS, Davidson is acting as one of the Underwriters in the Offering; and

WHEREAS, the Investment Adviser desires to provide additional compensation to Davidson for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.                                      In consideration of Davidson’s services relating to the sale and distribution of the Common Shares, the Investment Adviser shall pay Davidson a fee in the aggregate amount of $[•] (the “Fee”) and such Fee shall not exceed [•]% of the total price to the public of the Common Shares. The Fee shall be paid on or before [•], 2014 by wire transfer to the order of Davidson. The Investment Adviser acknowledges that the Fee is in addition to any compensation Davidson earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above.  In the event the Offering does not proceed, Davidson will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Davidson pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(f)(2)(D).

2.                                      The Investment Adviser acknowledges that Davidson did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Davidson, and Davidson is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

3.                                      Nothing herein shall be construed as prohibiting Davidson or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers).

4.                                      Except as otherwise set forth herein, this Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

5.                                      The Investment Adviser has furnished Davidson with such information as Davidson believes appropriate to its assignment hereunder (all such information so furnished being the “Information”). The Investment Adviser  recognizes and confirms that Davidson (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information furnished by the Investment Adviser, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Investment Adviser will promptly notify Davidson if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Davidson pursuant to this Section 5.

6.                                      It is understood that Davidson is being engaged hereunder solely to provide the services described above to the Investment Adviser and that Davidson is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived. Furthermore, the Investment Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether Davidson has advised or are currently advising the Investment Adviser on related or other matters).  The Investment Adviser’s engagement of Davidson is not intended to confer rights upon any person (including the Fund or any holders of the Common Shares, employees or creditors of the Investment Adviser or the Fund).

7.                                      The Investment Adviser agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

8.                                      This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

9.                                      No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Investment Adviser and Davidson consent to the jurisdiction of such courts and personal service with respect thereto. Each of Davidson and the Investment Adviser irrevocably waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Investment Adviser agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Investment Adviser and may be enforced in any other courts to the jurisdiction of which the Investment Adviser is or may be subject, by suit upon such judgment.

10.                               This Agreement may not be assigned by either party without the prior written consent of the other party.

11.                               This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Davidson and the Investment Adviser.

12.                               All notices required or permitted to be sent under this Agreement shall be sent, if to the Investment Adviser:

Tekla Capital Management LLC

2 Liberty Square, 9th Floor

Boston, MA 02109

Attn: [•]

or if to Davidson:

D.A. Davidson & Co.

[•]

or such other name or address as may be given in writing to the other party. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

13.                               This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[signatures on following  page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

TEKLA CAPITAL MANAGEMENT LLC		D.A. DAVIDSON & CO.

By:		By:
	Name:		Name:
	Title:		Title:

Signature Page to Davidson Sales

Incentive Fee Agreement

INDEMNIFICATION AGREEMENT

July [•], 2014

D.A. Davidson & Co.

[•]

Ladies and Gentlemen:

In connection with the engagement of D.A. Davidson & Co. (“Davidson”) to advise and assist the undersigned (together with its affiliates and subsidiaries, the “Company”) with the matters set forth in the Sales Incentive Fee Agreement, dated July [•], 2014 between the Company and Davidson (the “Agreement”), in the event that Davidson becomes involved in any capacity in any litigation, claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Davidson harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Davidson.  In addition, in the event that Davidson becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse Davidson for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Davidson in connection therewith. Promptly as reasonably practicable after receipt by Davidson of notice of the commencement of any Proceeding, Davidson will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement.  No indemnifying party shall, without the prior written consent of Davidson (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any Proceeding, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not Davidson is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of Davidson from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Davidson.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its shareholders, on the one hand, and Davidson, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its shareholders, on the one hand, and Davidson, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its shareholders, on the one hand, and Davidson, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its shareholders, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Davidson has been retained to perform services bears to the fees paid to Davidson under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Davidson is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Davidson pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Davidson, on the other hand.  Notwithstanding the provisions of this paragraph, Davidson shall not be entitled to contribution from the Company if it is determined that Davidson was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation or that any losses, claims, damages, liabilities (or expenses relating thereto) are determined to have resulted solely from the gross negligence or willful misconduct of Davidson.

For purposes of this Indemnification Agreement, Davidson shall include D.A. Davidson & Co., any of its affiliates, each other person, if any, controlling D.A. Davidson & Co. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither Davidson nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Davidson’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of Davidson in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND DAVIDSON IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST DAVIDSON OR ANY INDEMNIFIED PARTY. EACH OF DAVIDSON AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY

RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

TEKLA CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

D.A. DAVIDSON & CO.

By:
Name:
Title:

Signature Page to Indemnification Agreement –– Davidson Sales Incentive Fee Agreement